EXHIBIT 10.4

                            KOS PHARMACEUTICALS, INC.
                             1996 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interest of Kos Pharmaceuticals, Inc., a Florida corporation (the "Company"), any subsidiaries it may have and its shareholders by providing incentives in the form of stock option grants to key employees who contribute materially to the success and profitability of the Company. The grants shall recognize and reward outstanding individual performances and contributions and shall give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program shall also assist the Company and any subsidiaries it may have in attracting and retaining key persons. Second, the Plan will provide the Company flexibility and the means to reward directors and other non-employees who render valuable contributions to the Company.

         2. DEFINITIONS. The following definitions shall apply to this Plan:

                  (A) "AGREEMENT" means a written agreement entered into between the Company and a Recipient that embodies the terms and restrictions of the Option granted to the Recipient.

                  (B) "BOARD" means the board of directors of the Company.

                  (C) "CHANGE IN CONTROL" occurs when (i) Michael Jaharis, his estate, his wife, his lineal descendants, any trust created for the benefit of any one or more of them during their lifetimes, or any corporation, partnership or other entity owned fifty percent or more directly or indirectly by Michael Jaharis, or any combination of the foregoing ceases to be the largest shareholder of the Company, (ii) any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of thirty-three percent or more of the stock of the Company,
(iii) the Company is merged into any other company that is not controlled by Michael Jaharis or substantially all of its assets are acquired by any other company that is not controlled by Michael Jaharis, or (iv) three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

                  (D) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (E) "COMMITTEE" means a committee appointed by the Board in accordance with Section 3 of the Plan.

                  (F) "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company or such other class of shares or securities to which the Plan may apply pursuant to Section 12 of the Plan.

                  (G) "COMPANY" means Kos Pharmaceuticals, Inc..


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                  (H) "DATE OF GRANT" means the date on which the Option is
granted.

                  (I) "DISPOSE OF" means pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, to any party whether or not such party is a shareholder of the Company.

                  (J) "ELIGIBLE PERSON" means any person who performs or has in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary thereof, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company.

                  (K) "EMPLOYEE" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

                  (L) "FAIR MARKET VALUE" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. In determining the fair market value of the Shares, the Board may, but is not required to, utilize information from or opinions of outside advisors. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("NASDAQ") on that date, if the Common Stock is listed on a stock exchange, the average of the high and low sale prices of the Common Stock on that date, as reported in THE WALL STREET JOURNAL. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted shall determine the fair market value.

                  (M) "INCENTIVE STOCK OPTION" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and Section 13 of the Plan and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation. If the requirements of
Section 13 of the Plan are in conflict with any other provision of the Plan with respect to an Incentive Stock Option, the provisions of Section 13 of the Plan shall control.

                  (N) "INITIAL PUBLIC OFFERING" means an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act

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of 1933, as amended, covering the offer and sale of the Company's common stock for the account of the Company.

                  (O) "OPTION" means a stock option granted pursuant to the Plan. Each Option shall be a nonqualified stock option unless expressly designated as an Incentive Stock Option by the Committee in establishing the terms of the Option at grant.

                  (P) "OPTION SHAREHOLDER" shall mean a Recipient who has exercised his or her Option.

                  (Q) "OPTION SHARES" means Shares issued upon exercise of an Option.

                  (R) "PLAN" means this Kos Pharmaceuticals, Inc. 1996 Stock Option Plan.

                  (S) "RECIPIENT" means a person who receives an Option.

                  (T) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                  (U) "SUBSIDIARY" means any corporation fifty percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

         3. ADMINISTRATION. This Plan shall be administered by a Committee appointed by the Board; provided however, that commencing on the date on which the Company first registers any class of its securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Committee shall be comprised of not fewer than two members who shall be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act, and "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder. The Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee. Notwithstanding the foregoing, neither the Board nor the Committee shall have any discretion with respect to Options granted to Outside Directors pursuant to subsection 5(b) of the Plan.

         4. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 4,000,000. If an Option should expire or become unexercisable for any reason without having been

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exercised, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

         5.       OPTION GRANTS.

                  (A) DISCRETIONARY GRANTS. Any Eligible Person that the Committee in its sole and absolute discretion designates is eligible to receive an Option under this Plan. The Committee's award of an Option to a Recipient in any year does not require the Committee to award an Option to that Recipient in any other year. Furthermore, the Committee may award different Options to different Recipients and has full discretion to choose whether to grant Options to any eligible person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested.

                  (B) OUTSIDE DIRECTORS' GRANTS.

                           (1)      INITIAL GRANTS.  Effective on the dates set
forth below, each category of Outside Director of the Company described below shall be automatically granted an Option to purchase five thousand (5,000) shares of Common Stock:

                                    A.      for any Outside Director serving
on the Board at the Effective Date, the Effective Date;

                                    B.      for any Outside Director elected
by the shareholders of the Company subsequent to the Effective Date, the date of such Outside Director's election to the Board; and

                                    C.      for any Outside Director appointed
by the Board subsequent to the Effective Date, the time such Outside Director's appointment to the Board becomes effective.

                           (2)      ANNUAL GRANTS.  Each Outside Director shall
automatically be granted, effective each anniversary of his appointment to the Board, an Option to purchase three thousand (3,000) shares of Common Stock.

                           (3)      EXERCISE PRICE.  The exercise price of each
Share subject to an Option granted to an Outside Director shall be the Fair Market Value of the Common Stock on

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the date the Option is granted.

                           (4)      EXERCISE OF OPTIONS.  All Options granted
to an Outside Director shall become exercisable on the first anniversary of the Date of Grant and may be exercised by the Outside Director for a period of ten
(10) years from the Date of Grant PROVIDED, however, that in the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the Date of Grant.

                  (C) NO RIGHT OF EMPLOYMENT. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise shall not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation shall not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any Recipient.

         6. OPTION REQUIREMENTS. Each Option granted to a Recipient under subsection 5(a) of the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient shall satisfy the following requirements:

                  (A) WRITTEN AGREEMENT. Each Option granted to a Recipient shall be evidenced by an Agreement. The terms of the Agreement need not be identical for different Recipients. The Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

                  (B) NUMBER OF SHARES. Each Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

                  (C) EXERCISE PRICE. Unless provided otherwise by the Committee, with the approval of a majority of the Board, in establishing the terms of the Option at grant, the exercise price of each Share subject to an Option shall not be less than the Fair Market Value of the Share on the Option's Date of Grant.

                  (D) DURATION OF OPTION. Each Option granted to a Recipient shall expire on the tenth anniversary of its Date of Grant, or at such earlier or later date as is set by the Committee in establishing the terms of the Option at grant, or at such later date as is set by the Committee subsequent to the Date of Grant but prior to the tenth anniversary of the Date of Grant. If the Recipient's employment or affiliation with the Company terminates before the expiration date of an Option, the Options owned by the Recipient shall expire on the earlier of the date stated in this

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subsection or the date stated in following subsections of this Section.
Furthermore, expiration of an Option may be accelerated under subsection 6(g) of the Plan.

                  (E) VESTING OF OPTION AND EXERCISABILITY. Unless otherwise provided for by the Committee in establishing the terms of the Option at grant, a Recipient's interest in the Option shall vest according to the schedule described in this subsection 6(e) and shall be exercisable as to not more than the vested percentage of the Shares subject to the Option at any point in time. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, subject to the provisions of subsection 6(d) of the Plan. Each Option granted under the Plan shall become vested according to the following schedule based on the anniversary of the Date of Grant:


             ANNIVERSARY OF DATE OF GRANT            PERCENT VESTED
             ----------------------------            --------------

               Prior to 1st anniversary                     0%
                        1st                                25%
                        2nd                                50%
                        3rd                                75%
                        4th                               100%

The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

                  (F) DEATH OR TERMINATION OF SERVICE OR AFFILIATION.

                           (1)      In the case of the death of the Recipient,
all Options held by the Recipient shall expire on the one year anniversary of the Recipient's death, or if earlier, the date specified in subsection 6(d), unless the Committee sets an earlier or later expiration date in establishing the terms of the Options at grant or a later expiration date subsequent to the Date of Grant but prior to the one year anniversary of the Recipient's death.

                           (2)      If the Recipient ceases employment or
affiliation with the Company as a result of his retirement at age sixty-five, each Option held by the Recipient shall expire on the tenth anniversary of its Date of Grant, or at such earlier or later date as is set by the Committee in establishing the terms of the Option at grant, or at such later date as is set by the Committee subsequent to the Date of Grant but prior to the tenth anniversary of the Date of Grant. The Option may be exercised only for the number of Shares for which it could have been exercised on such termination date pursuant to subsection 6(e), subject to any adjustment under Section 12 of the Plan.

                           (3)      If the Recipient ceases employment or
affiliation with the Company for any reason other than death or retirement, all Options held by the Recipient shall expire thirty days following the last day that the Recipient is employed by or affiliated with the Company, or at such

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earlier or later date as is set by the Committee in establishing the terms of the Option at grant, or at such later date as is set by the Committee subsequent to the date of grant but prior to the thirtieth day following the last day the Recipient is employed by or affiliated with the Company. The Option may be exercised only for the number of Shares for which it could have been exercised on such termination date pursuant to subsection 6(e), subject to any adjustment under Section 12 of the Plan. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or Subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by or affiliated with the Company.

                  (G) CHANGE IN CONTROL. Contingent upon the occurrence of a Change in Control, the Board may, but is not required to, take one or more of the following actions:

                           (1)      accelerate the vesting of any Option;

                           (2)      terminate all Options outstanding under
the Plan effective upon the date of the Change in Control and make, within ninety days after the date of the Change in Control, a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the vested but unexercised Shares subject to the terminated Option on the date of the Change in Control; or

                           (3)      accelerate the expiration of the Options
to a date not earlier than the fifteenth day after the date of the Change in Control.

                  (H) CONDITIONS REQUIRED FOR EXERCISE. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to subsection 6(e) of the Plan. Furthermore, each Option granted under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 10 of the Plan. The Committee may provide for additional conditions for the exercise of any Option in establishing the terms of the Option at grant.

         7. METHOD OF EXERCISE. Subject to the requirements of subsections 6(e) and 6(f) of the Plan, an Option granted under this Plan may be exercised in whole or in part. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (a) delivers written notice to the Chief Executive Officer of the Company (or his designee) of the decision to exercise, (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, (c) remits to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan and (d) complies with such other reasonable requirements as the Committee establishes pursuant to Section 10 of the Plan.

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Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price. No person shall have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. An Option granted under this Plan may not be exercised in increments of less than one hundred Shares, or, if less, one hundred percent of the full number of Shares as to which it can be exercised. A partial exercise of an Option shall not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

         8. OPTION SHARE TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS. The Committee may, in establishing the terms of an Option at grant, create (a) restrictions on the ability of the Recipient to transfer Option Shares to any person other than the Company, and (b) rights of the Company to repurchase Option Shares, prior to the date on which a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission.

         9. DESIGNATION OF BENEFICIARY. Each Recipient shall designate in the Agreement he executes a beneficiary to receive Options awarded hereunder in the event of both his death prior to full exercise of such Options and a delay of the expiration date of such Options in accordance with subsection 6(f) of the Plan; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Agreements.

         10. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES; LEGENDS. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan as a condition to the issuance of Shares upon Option exercise (whether to the Recipient or to his beneficiary).

         Options are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 10 and to reflect the provisions of Section 8 of the Plan. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

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         Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

         With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

         11. ASSIGNABILITY. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of a Recipient, all rights of the Options are exercisable only by the Recipient.

         12. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Recipients under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

         13. INCENTIVE STOCK OPTION REQUIREMENTS. Notwithstanding any other provision of the Plan, the following requirements apply to each Incentive Stock Option granted pursuant to the Plan.

                  (A) Only Employees of the Company shall be eligible to receive grants of Incentive Stock Options.

                  (B) The written agreement that evidences an Option grant shall state whether the Option is an Incentive Stock Option.

                  (C) The exercise price of each Share subject to an Incentive Stock Option shall equal the Fair Market Value of the Share on the Option's Date of Grant.

                  (D) Each Incentive Stock Option shall expire no later than the earliest of:

                           (1) the tenth anniversary of the Option's Date
of Grant;

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                           (2)      the one year anniversary of the Recipient's
death; or

                           (3)      ninety days following the termination of
the Recipient's employment or affiliation with the Company.

                  (E) An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options shall not be considered.

                  (F) The aggregate Fair Market Value determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

         14. LIABILITY OF THE COMPANY. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by a Recipient or other person due to the exercise of an Option.

         15. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment shall be effective that:

                  (A) materially increases the benefits accruing to Recipients under the Plan;

                  (B) increases the aggregate number of Shares that may be delivered upon the exercise of Options granted under the Plan;

                  (C) materially modifies the eligibility requirements for participation in the Plan;

                  (D)  amends, modifies or deletes subsection 5(b) of the Plan;
or

                  (E) amends the requirements of subsections (a) through (c) of this Section 15.

In addition, subsection 5(b) of the Plan may not be amended more frequently than once every six months, except to comply with changes to the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder. Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) shall be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.


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         16.      EXPENSES OF PLAN.  The Company shall bear the expenses of
administering the Plan.

         17. DURATION OF PLAN. Options may be granted under this Plan only during the ten years immediately following the effective date of this Plan.

         18. APPLICABLE LAW. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

         19. EFFECTIVE DATE. The effective date of this Plan shall be the earlier of (a) the date on which the Board adopts the Plan or (b) the date on which the Shareholders approve the Plan.

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